UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 22, 2004

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	N/A
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

(441) 296-1431
Registrant's telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

22/11/04

Form 8-K

Item 1.01. Entry Into A Material Definitive Agreement

On November 22, 2004, CME Development Corporation, a wholly owned subsidiary of Central European Media Enterprises Ltd. (the “Company”), entered into an employment agreement with Marina Williams. Under the terms of the agreement, Ms. Williams will be appointed Executive Vice President of the Company and receive an annual salary of £200,000. In addition Ms. Williams will receive an option to purchase 20,0000 shares of Class A Common Stock of the Company. The options will have an exercise price equal to the fair market value of the Company’s Class A Common Stock on November 22, 2004, the date she begins her employment with the Company. The options will vest over three years. The term of the employment agreement is three years from November 22, 2004.

Item 8.01. Other Events

On November 22, 2004, the Company issued a press release (a copy of which is set forth as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein) announcing the appointment of Marina Williams as Executive Vice-President of the Company.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release, dated November 22, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: November 23, 2004	/s/ Wallace Macmillan
Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Duly Authorized Officer)